UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2017 (June 27, 2017)

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

65-1102237

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, CT 06180

(Address of principal executive office)

Tel: (858) 353-5749

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2017, Tauriga Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with GS Capital Partners, LLC (“GS Capital) whereby the Company issued to GS Capital a 5% Convertible Redeemable Note in the amount of $80,000 (the “GS Note”). The GS Note is due June 27, 2018. The Company received net proceeds of $76,000 from the GS Note.

GS Capital is entitled, at its option, at any time after the issuance of the GS Note, to convert any amount of the principal face amount of the GS Note then outstanding into shares of the Company’s common stock at a price equal to $0.00125 per share. Upon an Event of Default (as defined in the GS Note), interest shall accrue at a default interest rate of 24% per annum. If the GS Note is not paid at maturity, the outstanding principal due under this Note shall increase by 10%.

All the terms of the GS Note, including but not limited to interest rate, prepayment terms, conversion discount or lookback period will be adjusted downward (i.e. for the benefit of GS Capital) if the Company offers a more favorable conversion discount (whether via interest, rate OID or otherwise) or lookback period to another party or otherwise grants any more favorable terms to any third party than those contained herein while the GS Note is in effect. This provision shall not apply to other agreements and/or debt to which the Company is currently a party.

During the first six months GS Note is in effect, the Company may redeem the GS Note by paying to GS Capital an amount as follows: (i) if the redemption is within the first 90 days the GS Note is in effect, then for an amount equal to 120% of the unpaid principal amount of the GS Note along with any interest that has accrued during that period, (ii) if the redemption is after the 91st day the GS Note is in effect, but less than the 180th day, then for an amount equal to 133% of the unpaid principal amount of the GS Note along with any accrued interest. The GS Note may not be redeemed after 180 days.

Additionally, and pursuant to the Purchase Agreement, the Company shall issue to GS Capital the following: (i) 5,000,000 shares of the Company’s common stock (the “Commitment Shares”) and (ii) a Common Stock Purchase Warrant to purchase up to 16,000,000 shares of the Company’s common stock at an exercise price of $0.0035 per share (the “GS Warrant”). The GS Warrant has a five-year term and allows for cashless exercise by GS Capital.

The foregoing descriptions of the GS Note, GS Warrant and the Purchase Agreement are qualified in their entirety by reference to the provisions of the GS Note, GS Warrant and the Purchase Agreement filed as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

The Commitment Shares and shares of common stock underlying the GS Note and GS Warrant will be issued in reliance upon an exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy common stock.

Item 7.01	Regulation FD Disclosure

On June 29, 2017, the Company issued a press release announcing the terms of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1*	$80,000 5% Convertible Redeemable Note issued by Tauriga Sciences, Inc. to GS Capital Partners LLC on June 27, 2017.

4.2*	Common Stock Purchase Warrant issued by Tauriga Sciences, Inc. to GS Capital Partners LLC on June 27, 2017.

10.1*	Securities Purchase Agreement between Tauriga Sciences, Inc. and GS Capital Partners LLC dated June 27, 2017.

99.1*	Press release dated June 29, 2017.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2017

TAURIGA SCIENCES, INC.

By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer